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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File no. 333-8231) of our reports dated July 11, 1996, on our audits of the balance sheet of Abercrombie & Fitch Co. as of July 11, 1996 and the consolidated financial statements of The Abercrombie & Fitch Business as of January 28, 1995 and February 3, 1996, and for each of the three years in the period ended February 3, 1996. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.



Coopers & Lybrand L.L.P.

August 27, 1996